Exhibit 10.10

FORM OF
DIRECTOR DESIGNATION AGREEMENT

THIS DIRECTOR DESIGNATION AGREEMENT (this “Agreement”) is made and entered into as of [●], 2026, by and among Suja Life, Inc., a Delaware corporation (the “Company”), Paine Schwartz Food Chain Fund V B, L.P., Paine Schwartz Food Chain Fund V C, L.P., Paine Schwartz Food Chain Fund V D, L.P., and PSP Suja Life Holdings, L.P. (collectively, “Paine Schwartz”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s proposed initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, as of the date hereof, Paine Schwartz Beneficially Owns (as defined below) a majority of the equity interests in the Company;

WHEREAS, Paine Schwartz is contemplating causing the Company to effect an IPO;

WHEREAS, in consideration of Paine Schwartz agreeing to undertake the IPO, the Company has agreed to permit Paine Schwartz to designate persons to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.             Board Designation Rights.

(a)           From the Effective Date, Paine Schwartz shall have the right, but not the obligation, to designate to the Board a number of designees as follows: (i) a majority of Directors (as defined below), so long as Paine Schwartz continuously from the time of the IPO Beneficially Owns shares of either Class A common stock, par value $0.0001 per share or Class V common stock, par value $0.0001 per share (collectively, the “Common Stock”), representing at least 40% of the Fully Diluted Securities (as defined below); (ii) a number of Directors equal to 40% of the Total Number of Directors, so long as Paine Schwartz continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 30% and less than 40% of the Fully Diluted Securities; (iii) a number of Directors equal to 30% of the Total Number of Directors, so long as Paine Schwartz continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 20% and less than 30% of the Fully Diluted Securities; (iv) a number of Directors equal to 20% of the Total Number of Directors, so long as Paine Schwartz continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 10% and less than 20% of the Fully Diluted Securities; and (v) one Director, so long as Paine Schwartz continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% and less than 10% of the Fully Diluted Securities (such persons, the “Nominees”). For purposes of calculating the number of Directors that Paine Schwartz is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1 ¼ Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b)           In the event that Paine Schwartz has designated less than the total number of designees Paine Schwartz shall be entitled to designate pursuant to Section 1(a), Paine Schwartz shall have the right, at any time, to designate such additional designees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable Paine Schwartz to designate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (ii) appoint such additional individuals designated by Paine Schwartz to fill such newly created directorships or to fill any other existing vacancies in accordance with Section 1(e) of this Agreement.

(c)           If the size of the Board is expanded, Paine Schwartz shall be entitled to designate a number of Nominees to fill the newly created directorships such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that Paine Schwartz would be entitled to designate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board. The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable Paine Schwartz to designate and effect the election or appointment of additional designees in accordance with the preceding sentence and (ii) appoint such additional designees in accordance with Section 1(e) of this Agreement.

(d)           In the event that any Nominee shall cease to serve as a Director for any reason, Paine Schwartz shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of the number of shares of Common Stock Beneficially Owned by Paine Schwartz at the time of such vacancy). The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable Paine Schwartz to designate and effect the election or appointment of successor designees in accordance with the preceding sentence and (ii) appoint such successor designees in accordance with Section 1(e) of this Agreement. It is understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(e)           In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 1(a) through (d) of this Agreement:

(i)            The Directors shall appoint such Nominee unless the Board determines, in good faith, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its stockholders, in which case the Company shall provide Paine Schwartz with a notice explaining in reasonable detail the basis for the Board’s determination, and Paine Schwartz shall have the right to designate an alternative Nominee in accordance with Sections 1(a) through (d) of this Agreement; and

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(ii)           The Company hereby covenants that the Directors shall not fill any vacant or newly created directorship for which Paine Schwartz is entitled to designate a Nominee other than in accordance with Sections 1(a) through (d) of this Agreement.

Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that Paine Schwartz has designated in accordance with this Agreement:

(x)	the Company shall not, without the prior written consent of Paine Schwartz, consummate (and, to the fullest extent permitted by applicable law shall not enter into) any transaction that would constitute a “Business Combination” under any of [clauses (i) through (iii) of Section 4(c) of Article Ten] of the Company’s Certificate of Incorporation, except for purposes of applying this sentence the term “Interested Stockholder” shall mean any person or entity, whether or not a record or beneficial owner of stock of the Company, other than Paine Schwartz; and

(y)	the Company shall, promptly following a written request from Paine Schwartz, (i) call a special meeting of stockholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in the right of Paine Schwartz to designate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee in such proxy statement (together with a supporting statement provided by Paine Schwartz), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse Paine Schwartz for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting.

(f)            The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board or a committee thereof.

(g)           For purposes of this Agreement:

(i)            “Affiliate” of any person shall mean any other person controlled by, controlling, or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract, or otherwise).

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(ii)           “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to vote shares of capital stock of the Company.

(iii)          “Director” means any member of the Board.

(iv)          “Fully Diluted Securities” means the total number of shares of our Common Stock outstanding upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or similar changes in the Company’s capitalization.

(v)           “Total Number of Directors” means the total number of Directors comprising the Board.

(h)           No reduction in the number of shares of Common Stock that Paine Schwartz Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of seven members and the initial Nominees shall be: Alex Corbacho, Bob DeBorde, Randy Papadellis, Kevin Schwartz, Maria Stipp, Mark Partin, and Kathy Vrabeck.

(i)            So long as Paine Schwartz has the right to designate Nominees under Sections 1(a) through (d) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times Directors and officers indemnity insurance coverage reasonably satisfactory to Paine Schwartz and the Company’s Certificate of Incorporation and Bylaws (each as may be further amended, supplemented, or waived in accordance with its terms) shall at all times provide for indemnification, exculpation, and advancement of expenses to the fullest extent permitted under applicable law.

(j)            At such time as the Company ceases to be a “controlled company” and is required by applicable law or The Nasdaq Global Select Market (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(k)             At any time that Paine Schwartz shall have any designation rights under Section 1, the Company shall not take any action and the Company hereby covenants that the Directors shall not take any action, (including in each case effecting any amendment to the Company’s Certificate of Incorporation or Bylaws), that could reasonably be expected to adversely affect the rights of Paine Schwartz under this Agreement without the prior written consent of Paine Schwartz.

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2.             Company Obligations. The Company agrees to use all necessary corporation action to ensure that, prior to the date that Paine Schwartz ceases to Beneficially Own shares of Common Stock representing at least 5% of the Fully Diluted Securities, (i) each Nominee is included in the Board’s slate of Nominees to the stockholders (the “Board’s Slate”) for each election of Directors, unless the Board determines, in good faith, that the inclusion of a Nominee in the Board’s Slate would not be in the best interest of the Company and its stockholders (other than Paine Schwartz), in which case, Paine Schwartz shall have the right to designate an alternate Nominee for inclusion in the Board’s Slate; and (ii) whether or not a Nominee is included in the Board’s Slate, each Nominee shall be included in the proxy statement (together with a supporting statement provided by Paine Schwartz) and proxy card prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Paine Schwartz will promptly provide reporting to the Company after Paine Schwartz ceases to Beneficially Own at least 5% of the Fully Diluted Securities, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that Paine Schwartz is entitled to designate to the Board’s Slate for any election of Directors shall be based on the percentage of the Fully Diluted Securities immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”)). Unless Paine Schwartz notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the  Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Paine Schwartz for the Board to include such Nominees on the Board’s Slate as contemplated by clause (i) of this Section 2; provided that, in the event Paine Schwartz is no longer entitled to designate the full number of Nominees then serving on the Board, Paine Schwartz shall provide advance written notice to the Company of which currently serving Nominee(s) shall be excluded from the Board’s Slate and of any other changes to the list of Nominees. If Paine Schwartz fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), a majority of the independent Directors then serving on the Board shall determine which of the Nominees then serving on the Board will be included in the Board’s Slate as contemplated by clause (i) of this Section 2. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange, the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Paine Schwartz acknowledge and agree that, as of the Effective Date, the Company is a “controlled company” for purposes of the Exchange.

3.             Committees. From and after the Effective Date hereof, the Company hereby covenants that the Board shall not form or designate any committee of the Board unless Paine Schwartz has consented to such formation or designation, until such time as Paine Schwartz ceases to Beneficially Own shares of Common Stock representing at least 5% of the Fully Diluted Securities. Notwithstanding the preceding sentence, the consent of Paine Schwartz shall not be required if:

(a)           Paine Schwartz has been provided the opportunity to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (i) the number of shares of Common Stock continuously Beneficially Owned by Paine Schwartz divided by the number of Fully Diluted Securities and (ii) the number of positions, including any vacancies, on the applicable committee; or

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(b)           none of the Directors designated by Paine Schwartz pursuant to this Agreement are eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

The Company hereby covenants that the Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the percentage of the Fully Diluted Securities Beneficially Owned by Paine Schwartz following such designation. Unless Paine Schwartz notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Paine Schwartz has the requisite percentage of the Fully Diluted Securities to designate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by Paine Schwartz to serve on a committee shall be presumed to be re-designated for such committee. Without limiting the remedies available to Paine Schwartz, the Company shall not consummate any act or transaction approved or recommended by a committee of the Board formed or designated in a manner inconsistent with this Section 3 without the prior written consent of Paine Schwartz.

4.            Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Paine Schwartz or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Paine Schwartz shall not be obligated to designate all (or any) of the Nominees it is entitled to designate pursuant to this Agreement for any election of Directors, but the failure to do so shall not constitute a waiver of its rights hereunder for any purpose; provided, however, that, subject to Section 2, in the event Paine Schwartz fails to designate all (or any) of the Nominees they are each entitled to designate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), the Compensation and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred, and Paine Schwartz shall be deemed to have waived its rights hereunder solely with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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5.             Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Paine Schwartz. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.             Assignment. Upon written notice to the Company, Paine Schwartz may assign to any Affiliate of Paine Schwartz (other than a portfolio company), all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “Paine Schwartz” for all purposes hereunder.

7.             Indemnification.

(a)           The Company shall defend, indemnify, and hold harmless Paine Schwartz, their Affiliates, partners, employees, agents, Directors, managers, officers, and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ and experts’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) Paine Schwartz or their Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors, or Affiliates or (y) to the extent such Actions are directly caused by such person’s willful misconduct), (ii) the business, operations, properties, assets, or other rights or liabilities of the Company or any of its subsidiaries, or (iii) any services provided prior, on, or after the date of this Agreement by Paine Schwartz or their respective Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith, or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action (at the Company’s sole cost and expense) with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action, and the Company shall bear the expense of such separate counsel (and local counsel, if applicable). The Company further agrees that with respect to any Indemnified Party who is employed, retained, or otherwise associated with, or appointed or nominated by, Paine Schwartz or any of their Affiliates and who acts or serves as a Director, officer, manager, fiduciary, employee, consultant, advisor, or agent of, for, or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements, or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement), or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against Paine Schwartz for contribution or have rights of subrogation against Paine Schwartz through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that Paine Schwartz pay or advance an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse Paine Schwartz for such payment or advance upon request, subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and Paine Schwartz that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity and advancement shall be in addition to any rights that any Indemnified Party may have at common law, pursuant to the Company’s Certificate of Incorporation or Bylaws, pursuant to any other contract with the Company or otherwise, and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 7, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

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(b)           The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses, and/or insurance provided by investment funds managed by Paine Schwartz and certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement, reimbursement provision, or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses, or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes, and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 7(b).

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8.             Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9.             Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.           Jurisdiction. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein. Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12.           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

13.           Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

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14.           Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15.           Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.           Specific Performance. Each of the parties hereto agree that, notwithstanding any other provision of this Agreement, irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.           Notices. All notices, requests, and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Suja Life, Inc.
3831 Ocean Ranch Blvd.
Oceanside, CA 92056
Attention: [●]
Email: [***]

If to any member of Paine Schwartz or any Nominee:

Paine Schwartz Partners
One Franklin Parkway, Building 910, Suite 120
San Mateo, CA 94403
Attention: [●]
Email: [***]

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In each case, with a copy to (which shall not constitute notice):

c/c Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, IL 60654

Attention:	Michael P. Keeley, P.C.
Ben Richards

Email: [***]; [***]

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose of notice to the other parties and the Company. Each such notice, request, or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

18.             Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive, or take any other action with respect to this Agreement on behalf of the Company.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUJA LIFE, INC.

By:
Name: [●]
Title: [●]

Paine Schwartz Food Chain Fund V B, L.P.

By:
Name: [●]
Title: [●]

Paine Schwartz Food Chain Fund V C, L.P.

By:
Name: [●]
Title: [●]

Paine Schwartz Food Chain Fund V D, L.P.

By:
Name: [●]
Title: [●]

PSP Suja Life Holdings, L.P

By:
Name: [●]
Title: [●]

[Signature Page to Director Nomination Agreement]